------------------------------------

                         ARIZONA PUBLIC SERVICE COMPANY

                                       TO

                              THE BANK OF NEW YORK

                                     Trustee

                              ---------------------

                          Second Supplemental Indenture

                            Dated as of April 1, 1997

                                       To

                                    Indenture

                          Dated as of November 15, 1996

                              ---------------------


                           6.72% Senior Notes Due 1999

                      ------------------------------------

         SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 1997, between Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (herein called the "Company"), having its principal office at 400 North Fifth Street, Phoenix, Arizona 85004, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of November 15, 1996 between the Company and the Trustee (the "Indenture").

                             RECITALS OF THE COMPANY

         The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its Senior Notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture provided.

         The Company has executed and delivered to the Trustee one indenture supplemental to the Indenture (the "First Supplemental Indenture") dated as of November 15, 1996.

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Notes to be known as its 6.72% Senior Notes Due 1999 (herein called the "Senior Notes Due 1999"), the form and substance of such Senior Notes Due 1999 and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture.

         All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, and to make the Senior Notes Due 1999, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Senior Notes Due 1999 by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes Due 1999 and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Senior Notes Due 1999, as follows:

                                   ARTICLE ONE

                         GENERAL TERMS AND CONDITIONS OF
                            THE SENIOR NOTES DUE 1999

         SECTION 101. There shall be and is hereby authorized a series of Notes designated the "6.72% Senior Notes Due 1999," limited in aggregate principal amount to $50,000,000, which amount shall be as set forth in any Company Order for the authentication and delivery of Senior Notes Due 1999. The Senior Notes Due 1999 shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on April 1, 1999, and shall be issued in the form of registered Senior Notes Due 1999 without coupons.

         SECTION 102. The Senior Notes Due 1999 shall be issued in certificated form, except that the Senior Notes Due 1999 shall be issued initially as a Global Note to and registered in the name of Cede & Co., as nominee of The Depository Trust Company, as Depositary therefor. Any Senior Notes Due 1999 to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth at the top of the form of Senior Note Due 1999 in Article III hereof (in lieu of that set forth in Section 204 of the Indenture), unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Such Global Note may be exchanged in whole or in part for Senior Notes Due 1999 registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than such Depositary or a nominee thereof only under the circumstances set forth in Clause
(2) of the last paragraph of Section 305 of the Indenture, or such other circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 of the Indenture as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee. Principal of, and premium, if any, and interest on the Senior Notes Due 1999 will be payable, the transfer of Senior Notes Due 1999 will be registrable and Senior Notes Due 1999 will be exchangeable for Senior Notes Due 1999 bearing identical terms and provisions, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

         SECTION 103. Each Senior Note Due 1999 will bear interest at the rate of 6.72% per annum from April 10, 1997 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing on October 1, 1997, to the person in whose name such Senior Note Due 1999 or any predecessor Senior Note Due 1999 is registered, at the close of business on the March 15 or September 15 next preceding such Interest Payment Date; provided, however, that the interest payable at maturity will be payable to the person to whom principal shall be payable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Senior Note Due 1999 (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Senior Notes Due 1999 not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes Due 1999 may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from April 10, 1997 to, but not including, the relevant payment date. In the event that any date on which interest is payable on the Senior Notes Due 1999 is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or obligated by law to close.

         SECTION 104. The Company, at its option, may redeem all, or, from time to time, any part of the Senior Notes Due 1999, upon notice as provided in the Indenture at a redemption price equal to the sum of (a) the principal amount of the Senior Notes Due 1999 (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (b) the Make-Whole Amount (if any) with respect to the Senior Notes Due 1999 or portion thereof being redeemed.

         For purposes of this Section 104, the following terms shall have the following meanings:

         "Make-Whole Amount" means in connection with any optional redemption of any Senior Notes Due 1999, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable, if such redemption had not been made, over (ii) the aggregate principal amount of the Senior Notes Due 1999 being redeemed.

         "Reinvestment Rate" means 0.10% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

         The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any redemption price, including any Make-Whole Amount (if any).

         SECTION 105. The related series of Senior Note First Mortgage Bonds for the Senior Notes Due 1999 is the Company's First Mortgage Bonds, Senior Notes Series B (the "Senior Note Series B Bonds").

         SECTION 106. When the obligation of the Company to make payments with respect to the principal of, and premium, if any, and interest on all or any part of the Senior Note Series B Bonds shall be satisfied or deemed satisfied pursuant to Section 403, Section 501, or Article 14 of the Indenture or pursuant to Section 104 of this Second Supplemental Indenture, the Trustee shall, upon written request of the Company and the receipt of the certificate of the Expert described in Section 404(b) of the Indenture (if such certificate is then required by Section 404(b) of the Indenture), deliver to the Company without charge therefor all of the Senior Note Series B Bonds so satisfied or deemed satisfied, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Senior Note Series B Bonds delivered to the Company in accordance with this Section 106 shall be delivered by the Company to the First Mortgage Trustee for cancellation.

         SECTION 107. The Senior Notes Due 1999 shall be defeasable  pursuant to
Section 1402 and Section 1403 of the Indenture.

                                   ARTICLE TWO

                              ADDITIONAL COVENANTS

         SECTION 201. (a) From and after the Release Date and so long as any Senior Notes Due 1999 are Outstanding, the Company will not issue, assume, or guarantee any Debt secured by any mortgage, security interest, pledge, or lien (herein referred to as a "mortgage") of or upon any Operating Property of the Company, whether owned at the date of the Indenture or thereafter acquired, and will not permit to exist any Debt secured by a mortgage on any Operating Property created on or prior to the Release Date, without in any such case effectively securing, on the later to occur of the issuance, assumption, or guarantee of any such Debt or the Release Date, the Outstanding Senior Notes Due 1999 (together with, if the Company shall so determine, any other Note or Debt of or guaranteed by the Company ranking senior to, or equally with, the Notes) equally and ratably with such Debt; provided, however, that the foregoing restriction shall not apply to Debt secured by any of the following:

                           (1) mortgages on any property existing at the time of acquisition thereof;

                           (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company, or at the time of a sale, lease, or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as an entirety to the Company, provided that such mortgage as a result of such merger, consolidation, sale, lease, or other disposition is not extended to property owned by the Company immediately prior thereto;

                           (3) mortgages on property to secure all or part of the cost of acquiring, constructing, developing, or substantially repairing, altering, or improving such property, or to secure indebtedness incurred to provide
                                    funds   for   any   such   purpose   or  for
                                    reimbursement of funds  previously  expended
                                    for  any   such   purpose,   provided   such
                                    mortgages    are    created    or    assumed
                                    contemporaneously  with, or within  eighteen
                                    (18)  months  after,   such  acquisition  or
                                    completion of construction,  development, or
                                    substantial    repair,     alteration,    or
                                    improvement   or  within   six  (6)   months
                                    thereafter pursuant to a commitment for financing arranged with a lender or investor within such eighteen (18) month period;

                           (4) mortgages in favor of the United States of America or any State thereof, or any department, agency, or instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving the property subject to such mortgages; or

                           (5) any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (4), inclusive; provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of such extension, renewal, or replacement.

                                    (b)   Notwithstanding   the   provisions  of
Section 201(a), from and after the Release Date and so long as any Senior Notes Due 1999 are Outstanding, the Company may issue, assume, or guarantee Debt, or permit to exist Debt, secured by mortgages which would otherwise be subject to the restrictions of Section 201(a) up to an aggregate principal amount that, together with the principal amount of all other Debt of the Company secured by mortgages (other than mortgages permitted by Section 201(a) that would otherwise be subject to the foregoing restrictions) and the Value of all Sale and Lease-Back Transactions in existence at such time (other than any Sale and Lease-Back Transaction that, if such Sale and Lease-Back Transaction had been
                                        5
a mortgage, would have been permitted by Section 201(a), other than Sale and Lease-Back Transactions permitted by Section 202 because the commitment by or on behalf of the purchaser was obtained no later than eighteen (18) months after the later of events described in (i) or (ii) of Section 202, and other than Sale and Lease-Back Transactions as to which application of amounts have been made in accordance with clause (z) of Section 202), does not at the time exceed the greater of ten percent (10%) of Net Tangible Assets or ten percent (10%) of Capitalization.

                                    (c) If at any time the Company  shall issue,
assume, or guarantee any Debt secured by any mortgage and if Section 201(a) requires that the Outstanding Senior Notes Due 1999 be secured equally and ratably with such Debt, the Company will promptly execute, at its expense, any instruments necessary to so equally and ratably secure the Outstanding Senior Notes Due 1999 and deliver the same to the Trustee along with:

                           (1) An Officers' Certificate stating that the covenant of the Company contained in Section 201(a) has been complied with; and

                           (2) An Opinion of Counsel to the effect that the Company has complied with the covenant contained in Section 201(a), and that any instrument executed by the Company in the performance of such covenant complies with the requirements of such covenant.

                  In the event that the Company shall hereafter secure Outstanding Senior Notes Due 1999 equally and ratably with any other obligation or indebtedness (including other Notes) pursuant to the provisions of this
Section 201, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may, in its sole and absolute discretion, deem advisable to enable it to enforce effectively the rights of the Holders of Outstanding Senior Notes Due 1999 so secured, equally and ratably with such other obligation or indebtedness.

         SECTION 202. From and after the Release Date and so long as any Senior Notes Due 1999 are outstanding, the Company will not enter into any Sale and Lease-Back Transaction with respect to any Operating Property and will not permit to remain in effect any Sale and Lease-Back Transaction entered into on or prior to the Release Date with respect to any Operating Property if, in any case, the commitment by or on behalf of the purchaser is or was obtained more than eighteen (18) months after the later of (i) the completion of the acquisition, construction, or development of such Operating Property or (ii) the placing in operation of such Operating Property or of such Operating Property as constructed, developed, or substantially repaired, altered, or improved, unless
(x) the Company would be entitled pursuant to Section 201(a) to issue, assume, or guarantee Debt secured by a mortgage on such Operating Property without equally and ratably securing the Senior Notes Due 1999 or (y) the Company would be entitled pursuant to Section 201(b), after giving effect to such Sale and Lease-Back Transaction, to incur $1.00 of additional Debt secured by mortgages (other than mortgages permitted by Section 201(a)) or (z) the Company shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Operating Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Board of Directors) of the Operating Property so leased, to the retirement, within one hundred eighty (180) days after the later to occur of the effective date of such Sale and Lease-Back Transaction or the Release Date, of Notes or other Debt of the Company ranking senior to, or equally with, the Senior Notes Due 1999; provided, however, that any such retirement of Notes shall be in accordance with the terms and provisions of the Indenture and the Notes; provided, further, that the amount to be applied to such retirement of Notes or other Debt shall be reduced by an amount equal to the sum of (a) an amount equal to the redemption price with respect to Notes delivered within such one hundred eighty (180)-day period to the Trustee for retirement and cancellation and (b) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms of other Debt voluntarily retired by the Company within such one hundred eighty (180)-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

         SECTION 203. Definitions

         For purposes of Section 201 and Section 202 of this Second Supplemental Indenture, the following terms shall have the following meanings:

         "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of the Company: (i) liabilities for indebtedness maturing more than twelve (12) months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury.

         Subject  to  the  foregoing,  Capitalization  shall  be  determined  in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by independent accountants regularly retained by the Company, and may be determined as of a date not more than (sixty) 60 days prior to the happening of an event for which such determination is being made.

         The term "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities.

         The term "Net Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of the Company, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on the Company's consolidated balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

         Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than (sixty) 60 days prior to the happening of the event for which such determination is being made.

         The term "Operating Property" means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles.

         The term "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to the Company of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than forty-eight (48) months), which Operating Property has been or is to be sold or transferred by the Company to such person.

         The term "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the net book value of such property, as determined in accordance with generally accepted accounting principles by the Company at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

                                  ARTICLE THREE

                          FORM OF SENIOR NOTE DUE 1999

         SECTION 301. The Senior Notes Due 1999 and the Trustee's certificate of authentication to be endorsed are to be substantially in the following forms:

Form of Face of Note.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ARIZONA PUBLIC SERVICE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER

USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                         ARIZONA PUBLIC SERVICE COMPANY

                           6.72% Senior Notes Due 1999



No.                                                                  $50,000,000
    -----                                                       CUSIP No.
                                                                         -------

      Arizona Public Service Company, a corporation duly organized and existing under the laws of Arizona (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Fifty Million Dollars on April 1, 1999, and to pay interest thereon from April 10, 1997 or from the most recent Interest Payment Date with respect to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year, commencing October 1, 1997, at the rate of 6.72% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such instalment of interest, which is overdue shall bear interest at the rate of 6.72% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium, if any) and such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New

York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

      Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                             ARIZONA PUBLIC SERVICE COMPANY


                                        By
                                          -------------------------------------




Attest:


---------------------------------

Form of Reverse of Note.

      This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of November 15, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $50,000,000.

      Prior to the Release Date (as hereinafter defined), this Note will be secured by First Mortgage Bonds, Senior Note Series B (the "Senior Note Series B Bonds") delivered by the Company to the Trustee for the benefit of the Holders of the series of Notes of which this Note is a part, issued under the Mortgage and Deed of Trust, dated as of July 1, 1946, from the Company to The Bank of New York, as successor trustee (the "Mortgage Trustee"), as supplemented and amended (the "First Mortgage"). Reference is made to the First Mortgage for a description of property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the first mortgage bonds under the First Mortgage and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note Series B Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

      FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN SENIOR NOTE FIRST MORTGAGE BONDS, AS SUCH TERM IS DEFINED IN THE INDENTURE) HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE AT, BEFORE OR AFTER THE MATURITY THEREOF (THE "RELEASE DATE"), THE SENIOR NOTE FIRST MORTGAGE BONDS SHALL CEASE TO SECURE THE NOTES IN ANY MANNER.

      The Notes of this series are subject to redemption upon not less than 30 days' notice by mail at any time at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined below), if any, with respect to the Notes being redeemed (the "Redemption Price").

      If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

      Notice of any optional redemption of Notes of this series (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such Notes, not more than 60 nor less than 30 days prior, to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. If less than all of the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the portion of such Notes to be redeemed in whole or in part.

      As used herein:

         "Make-Whole Amount" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Notes being redeemed.

         "Reinvestment Rate" means 0.10% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

      The Notes of this series will not be subject to any sinking fund.

      In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

      If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee can demand the acceleration of the payment of principal of the Senior Note Series B Bonds as provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time
Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Form of Trustee's Certificate of Authentication.

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

   Dated:
                                                           THE BANK OF NEW YORK,
                                                                      As Trustee


                                                 By
                                                    ----------------------------
                                                            Authorized Signatory





                                  ARTICLE FOUR

                     ORIGINAL ISSUE OF SENIOR NOTES DUE 1999

         SECTION 401. Senior Notes Due 1999 in the aggregate principal amount of $50,000,000, may, upon execution of this Second Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                  ARTICLE FIVE

                           PAYING AGENT AND REGISTRAR

         SECTION 501. The Bank of New York will be the Paying Agent and Note Registrar for the Senior Notes Due 1999.

                                   ARTICLE SIX

                                SUNDRY PROVISIONS

         SECTION 601. Except as otherwise expressly provided in this Second Supplemental Indenture or in the form of Senior Notes Due 1999 or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Senior Notes Due 1999 that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         SECTION 602. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 603. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture, as heretofore supplemented and amended, set forth and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Seven of the Indenture shall apply to and form part of this Second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this Second Supplemental Indenture.

                        ---------------------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        ARIZONA PUBLIC SERVICE COMPANY



                                        By: Nancy E. Felker
                                           ---------------------------------
                                            Nancy E. Felker
                                            Treasurer

Attest:


Betsy A. Pregulman
---------------------------------
Betsy A. Pregulman
Associate Secretary

                                        THE BANK OF NEW YORK, as Trustee



                                        By: Walter N. Gitlin
                                           ---------------------------------
                                            Walter N. Gitlin
                                            Vice President

Attest:

Stephen J. Giurlando
---------------------------------
Stephen J. Giurlando
Assistant Vice President

STATE OF ARIZONA   )
                   ) ss:
COUNTY OF MARICOPA )

         On the 9th day of April, 1997, before me personally came Nancy E. Felker, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer of Arizona Public Service Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


                                               Maria R. Marrs
                                 -----------------------------------------------
                                               NOTARY PUBLIC

My Commission Expires:

July 21, 1998
------------------------

STATE OF NEW YORK            )
                             ) ss:
COUNTY OF NEW YORK           )

         On the 8th day of April, 1997, before me personally came Walter N. Gitlin, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                               William J. Cassels
                                 -----------------------------------------------
                                                  NOTARY PUBLIC

My Commission Expires:

     May 16, 1998
------------------------
                                       18